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                              POWER OF ATTORNEY

     Each of the undersigned hereby constitutes and appoints Margery K. Neale, Joel H. Goldberg and Richard H. Neiman, and each of them, with full power to act, his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and his/her name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments to the Registration Statement for National Investors Cash Management Fund, Inc. (including post-effective amendments and amendments thereto), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any state securities commissions, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing, and ratifying and confirming all that said attorneys-in-fact and agents, or substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


/s/ James F. Rittinger                    /s/ Anthony J. Pace
------------------------------            ------------------------------
James F. Rittinger, Director              Anthony J. Pace, Director


/s/ Theodore Rosen                        /s/ Carolyn B. Lewis
------------------------------            ------------------------------
Theodore Rosen, Director                  Carolyn B. Lewis, Director


/s/ Richard W. Dalrymple
------------------------------
Richard W. Dalrymple, Director




Dated: April 27, 1998